                                                                      EXHIBIT 12

                              SNIG and Subsidiaries
    Computation of ratio of earnings to fixed charges and preferred dividends
                          (Dollar amounts in thousands)


                                                     March 31   March 31                   Year ended December 31,
                                                     --------   --------     ---------------------------------------------------
                                                         1998       1997     1997     1996      1995      1994     1993    1992
                                                         ----       ----     ----     ----      ----      ----     ----    ----
Income from continuing operations before
   provision for income taxes                            $6,078    $1,881  $17,261   $ 5,227   $11,689   $ 4,997   $2,204   $15,855
Add:
       Portion of rents representative of
         the interest factor                                634       184    1,340       639       614       570      469       518
       Interest on indebtedness                               1     1,727    6,335     7,527     9,619     8,726    6,221     1,258
       Amortization of debt expense and premium
        or discount (related to indebtedness)                --        --       --        --        --     1,151       86        --

Income as adjusted                                       $6,713    $3,792  $24,936   $13,393   $21,922   $15,444   $8,980   $17,631
                                                         ======    ======  =======   =======   =======   =======   ======   =======

Preferred dividend requirements                          $1,872    $  454  $ 3,069   $ 1,667   $ 1,488   $   683   $   --   $    --
Ratio of income before provision for income
   taxes to net income*                                     161%      155%     159%      144%      100%      139%      81%      150%
Preferred dividend factor on pretax basis                $3,020    $  706  $ 4,894   $ 2,400   $ 1,486   $   948   $   --   $    --

Fixed charges:
       Interest on indebtedness (exp or capitalized)          1     1,727    6,335     7,527     9,619     8,726    6,221     1,258
       Amortization of debt expense and premium
         or discount                                         --        --       --        --        --     1,151       86        --
       Capitalized Interest                                  --        --       --        --        --        --       --        --
       Portion of rents representative of the
         interest factor                                    634       184    1,340       639       614       570      469       518
                                                         ------    ------  -------   -------   -------   -------   ------   -------
            Fixed charges and preferred dividends        $3,655    $2,617  $12,569   $10,566   $11,719   $11,395   $6,776   $ 1,776
                                                         ======    ======  =======   =======   =======   =======   ======   =======

Ratio of earnings to fixed charges
   and preferred dividends                                 1.84      1.45     1.98      1.27      1.87      1.36     1.33      9.93

Income from continuing operations after
   provision for income taxes and before x-items          3,767     1,210   10,824     3,630    11,701     3,599    2,734    10,549


                                                                         Pro Forma
                                                                -------------------------
                                                                Mar. 1998   December 1997
                                                                ---------   -------------
Income from continuing operations before
   provision for income taxes                                     $3,489    ($ 7,532)
Add:
            Portion of rents representative of
              the interest factor                                  1,359       4,239
            Interest on indebtedness                               2,338      16,274
            Amortization of debt expense and premium
             or discount (related to indebtedness)                    --          --
                                                                  ------    --------
Income as adjusted                                                $7,186    $ 12,981
                                                                  ======    ========

Preferred dividend requirements                                   $1,872    $  3,069
Ratio of income before provision for income taxes to
   net income *                                                       50%        231%
Preferred dividend factor on pretax basis                         $  935    $  7,080

Fixed charges:
            Interest on indebtedness (exp or capitalized)          2,338      16,274
            Amortization of debt expense and premium
              or discount                                             --          --
            Capitalized Interest                                      --          --
            Portion of rents representative of the
              interest factor                                      1,359       4,239
                                                                  ------    --------
                 Fixed charges and preferred dividends            $4,632    $ 27,593
                                                                  ======    ========

Ratio of earnings to fixed charges and preferred dividends          1.55        0.47
Income from continuing operations after
   provision for income taxes and before x-items                   6,989      (3,265)


* Represents income from continuing operations before provision for income taxes divided by income from continuing operations, which adjusts dividends on preferred stock to a pre-tax basis.

Superior National Insurance Group, Inc.
and Business Insurance Group
Summary of Historical and Pro-Forma Financial Data
EBITDA Calculation

                                         Three Months Ended March 31,
                                         ----------------------------



EBITDA                                        1998           1997
                                              ----           ----

Net Income                                    1,895          756
Extraordinary loss retirement                    --          453
Preferred Security Accretion                  1,872          454
Discontinued Ops                             10,300        2,991
Cumulative change in accounting              (2,297)
O/S Loss Debentures                             635           --
Loss on early Imperial Loan redemption
                                             ------      -------
                                              3,767        1,210

Income Tax Expense
[added back in]                               2,311          671
                                             ------      -------
                                              6,078        1,881

Interest Expense                                  1        1,727
                                             ------      -------
                                              6,079        3,608

Goodwill Amortization                           304           --
Dep'n & Amortization                            326          545
Change in DAC                                  (108)      (1,206)
                                             ------      -------

                                  EBITDA      6,601      $ 2,947
                                             ======      =======

                         Ratio of EBITDA     352.43%      135.12%

Ratio of Preferred Securities to EBITDA         n/a          n/a

Depreciation Exp - Capitalized Items            204          473
WSSC Depreciation                                50           50
Amortization - Leasehold Items                   72           22
                                             ------      -------
                                                326          545
                                             ======      =======

BALANCE OF P/S ISSUED




SNIC
Depreciation Exp - Capitalized Items
WSSC Depreciation
Amortization - Leasehold Items




BIG
Depreciation Exp - Capitalized Items
WSSC Depreciation
Amortization - Leasehold Items






                                                                Year Ended December 31,
                                                                -----------------------
                                                                                                                 PRO           PRO
                                                                                                                FORMA         FORMA
                                                                                                                31-Mar        31-Dec
EBITDA                                        1992      1993      1994       1995        1996       1997         1998         1997
                                              ----      ----      ----       ----        ----       ----         ----         ----

Net Income                                      249      1,587       894        371      1,963     (5,141)       1,617      (23,497)
Extraordinary loss retirement                 2,022     12,100        --     12,100
Preferred Security Accretion                    683      1,488     1,667      3,069      1,872      3,069
Discontinued Ops                              9,842
Cumulative change in accounting
O/S Loss Debentures                             635
Loss on early Imperial Loan redemption                                                                161           --          161
                                           --------    -------   -------    -------    -------    -------      -------      -------
                                             10,549      2,734     3,599     11,701      3,630     10,824        3,489       (7,532)

Income Tax Expense
[added back in]                               5,306       (530)    1,398        (12)     1,597      6,437        1,684       (4,424)
                                           --------    -------   -------    -------    -------    -------      -------      -------
                                             15,855      2,204     4,997     11,689      5,227     17,261        5,173      (11,956)

Interest Expense                              1,258      6,221     8,726      9,619      7,527      6,335        2,338       16,274
                                           --------    -------   -------    -------    -------    -------      -------      -------
                                             17,113      8,425    13,723     21,308     12,754     23,596        7,511        4,318

Goodwill Amortization                                                                               1,039          (24)        (274)
Dep'n & Amortization                            294        997     1,107      1,219      2,110      2,951        1,209        6,479
Change in DAC                                  (635)      (122)      446        125       (137)    (2,837)        (948)      (6,732)
                                           --------    -------   -------    -------    -------    -------      -------      -------

                                  EBITDA   $ 16,772    $ 9,300   $15,276    $22,652    $14,727    $24,749      $ 7,748      $ 3,791
                                           ========    =======   =======    =======    =======    =======      =======      =======

                         Ratio of EBITDA    1333.23%    149.49%   162.36%    203.94%    160.18%    263.18%      184.04%       19.60%

Ratio of Preferred Securities to EBITDA         n/a        n/a       n/a        n/a        n/a        n/a      1307.14%     2671.88%

Depreciation Exp - Capitalized Items            212        814       828        945      1,832      2,530        1,087        6,058
WSSC Depreciation                                --        150       200        200        200        200           50          200
Amortization - Leasehold Items                   82         33        79         74         78        221           72          221
                                           --------    -------   -------    -------    -------    -------      -------      -------
                                                294        997     1,107      1,219      2,110      2,951        1,209        6,479
                                           ========    =======   =======    =======    =======    =======      =======      =======

BALANCE OF P/S ISSUED                                                                                          101,277      101,291




SNIC
Depreciation Exp - Capitalized Items                                                                               204        2,530
WSSC Depreciation                                                                                                   50          200
Amortization - Leasehold Items                                                                                      72          221
                                                                                                               -------      -------
                                                                                                                   326        2,951
                                                                                                               =======      =======

BIG
Depreciation Exp - Capitalized Items                                                                               883        3,528
WSSC Depreciation                                                                                                  -            -
Amortization - Leasehold Items                                                                                     -            -
                                                                                                               -------      -------
                                                                                                                   883        3,528
                                                                                                               =======      =======